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                                                                                       EXHIBIT 11


                        STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                      WPS RESOURCES CORPORATION


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INFORMATION WITH RESPECT TO THE COMPUTATION
OF EARNINGS PER SHARE OF COMMON STOCK                  Three Months Ended       Twelve Months Ended
(Thousands)                                                December 31               December 31
                                                        1996        1995          1996        1995
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
Shares of common stock at beginning of period          23,887       23,897       23,897       23,897
Shares of common stock purchased for deferred
  compensation trust -

     Date of deferred               Number
compensation trust purchase       of Shares
---------------------------       ---------

January 22, 1996                      468                                             1
February 20, 1996                   1,027                                             1
March 21, 1996                      1,133                                             1
April 22, 1996                      1,074                                             1
May 20, 1996                        1,119                                             1
June 20, 1996                       1,257                                             1
July 22, 1996                       1,095                                             1
August 22, 1996                     1,627                                             2
September 24, 1996                  1,272                                             1
October 22, 1996                    1,240                   1                         1
November 20, 1996                   1,373                   1                         1
December 20, 1996                   1,536                   2                         2
----------------------------------------------------------------------------------------------------
Shares of common stock at end of period                23,883       23,897       23,883       23,897
====================================================================================================

Computation of daily weighted average
  shares:

Shares of common stock at
  beginning of period -

                      Number       Number
                        of           of
                       Days        Shares
                      ------       ------
December 31, 1995       365      23,896,962                                                8,722,391
December 31, 1995        92      23,896,962                 -    2,198,521
December 31, 1996        21      23,886,890           501,625            -
December 31, 1996        21      23,896,962                                     501,836

Shares of common stock after
  purchase for deferred compensation trust -

                      Number       Number
                        of           of
                       Days        Shares
                      ------       ------
December 31, 1996       29       23,896,493                                     692,998
December 31, 1996       10       23,895,466                                     238,955
December 31, 1996       20       23,895,467                                     477,909
December 31, 1996       32       23,894,334                                     764,619
December 31, 1996       28       23,893,259                                     669,011
December 31, 1996       18       23,892,140                                     430,059
December 31, 1996       13       23,892,141                                     310,598
December 31, 1996       32       23,890,884                                     764,508
December 31, 1996       31       23,889,788                                     740,583
December 31, 1996       33       23,888,162                                     788,309
December 31, 1996       28       23,886,890                                     668,833
December 31, 1996       29       23,885,650           692,684                   692,684
December 31, 1996       30       23,884,277           716,528                   716,528
December 31, 1996       12       23,882,741           286,593                   286,593
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Total days - weighted                               2,197,430    2,198,521    8,744,023    8,722,391
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Average number of shares of common
  stock based on daily
  weighted average computations                        23,885       23,897       23,891       23,897
====================================================================================================

Earnings on common stock, as set forth
  in statements of income                              $3,700      $13,507      $47,755      $55,343
====================================================================================================

Earnings per share of common stock based on
  weighted average shares                               $0.16        $0.57        $2.00        $2.32
====================================================================================================

The accompanying notes to financial statements are an integral part of these statements.
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